Exhibit 99.1
United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(475,210)
Unrealized Gain (Loss) on Market Value of Futures	(3,351,120)
Dividend Income	1,545
Interest Income	104
ETF Transaction Fees	1,000
Total Income (Loss)	$(3,823,681)

Expenses
Investment Advisory Fee	$18,316
Brokerage Commissions	1,724
NYMEX License Fee	594
Non-interested Directors' Fees and Expenses	168
Prepaid Insurance Expense	109
Other Expenses	1,395
Total Expenses	$22,306
Net Gain (Loss)	$(3,845,987)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 8/1/10	$29,635,405
Additions (300,000 Units)	10,816,428
Net Gain (Loss)	(3,845,987)

Net Asset Value End of Period	$36,605,846
Net Asset Value Per Unit (1,000,000 Units)	$36.61

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502